Exhibit 10.15
PATENT PURCHASE AGREEMENT
This Patent Purchase Agreement (this “Agreement”), between World Waste Technologies, Inc., a California corporation (the “Seller”), and CleanTech Biofuels, Inc., a Delaware corporation (the “Buyer”), is entered into as of October 22, 2008 (the “Effective Date”). The Seller and the Buyer together may be referred to herein as the “Parties” and each of them may be referred to herein as a “Party.”
RECITALS
WHEREAS, the Seller owns U.S. Patent No. 6,306,248 (the “Patent”); and
WHEREAS, the Buyer wishes to buy the Patent and certain other associated rights, and the Seller is willing to sell the Patent and certain associated rights, all in accordance with the terms of this Agreement;
NOW THEREFORE, in consideration of the foregoing recitals and of the following covenants, the sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:
1.	Sale of Patent
1.1. Purchase and Sale of Patent. At the Closing (as defined below), the Seller hereby agrees to sell, transfer and deliver to the Buyer, and the Buyer hereby agrees to purchase and pay for, all of the Seller’s right, title and interest in and to the Patent, including (i) all rights, claims, credits, judgments, choses in action, or rights for past, present or future infringement against third parties relating to the Patent, (ii) all inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (iii) all trademarks, service marks, trade dress, logos, and trade names (whether or not registered), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iv) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (v) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium), in the case of each of (i) through (viii), if and solely to the extent that they (1) directly relate to, directly describe or directly involve the technology described in the Patent, (2) are, to the Seller’s Knowledge (as defined below), in the actual possession of the Seller, and (3) do not violate any of the Ancillary Agreements (as defined below). All of the foregoing are referred to herein as the “Acquired Patent.” The Seller makes no representations or warranties as to what, if anything, is in its possession with respect to the foregoing, other than the actual Patent. The term “Seller’s Knowledge” means the actual knowledge of Seller’s chief executive officer or chief operating officer, without independent inquiry or investigation.

1.2. Consideration. At the Closing, the Buyer shall pay the Seller a total of $600,000.00 for the Acquired Patent. The foregoing purchase price shall be paid on the Closing Date as follows: (i) $150,000.00 in the form of cash in immediately available funds (the “Initial Payment”), and (ii) $450,000.00 in the form of a Note for a term of nine months bearing interest at the rate of 6.0% (the “Note”) to be issued on the Closing Date in the form of Exhibit A attached hereto. The Note shall be secured by a pledge of the Patent pursuant to a Security Agreement in the form of Exhibit B attached hereto (the “Security Agreement”). In addition, in consideration for the Seller entering into this Agreement, Buyer shall, on the Closing Date, issue to Seller (i) an immediately exercisable warrant to purchase up to 900,000 shares of the Common Stock of the Buyer at a price equal to $0.45 per share (the “Warrant”) and (ii) a contingent warrant to purchase up to an additional 900,000 shares of the Common Stock of the Buyer at a price equal to $0.45 per share (the “Contingent Warrant”), in the respective forms of Exhibit C and Exhibit D attached hereto.
1.3. Assignment of Litigation Rights. The Seller may currently have the right to initiate legal proceedings against third parties and to collect damages and other payments relating to the Acquired Patent, including claims for patent infringement (any such possible rights and actions relating to the Acquired Patent that are assigned hereunder are referred to as the “Potential Claims”). Effective as of the Closing, the Seller hereby assigns and transfers any and all rights it currently has or hereafter may acquire (i) to initiate legal proceedings against any party related to the Potential Claims, if any, and (ii) to collect and keep for its own benefit all damages or other payments that it may collect from any party based on any Potential Claims. Nothing herein, however, shall grant the Buyer any rights that the Seller currently has or may hereafter acquire to initiate and pursue legal proceedings based on any patents, patent applications or other intellectual property owned by the Seller other than the Acquired Patent, all of which are expressly retained by the Seller.
1.4. Status of Various Agreements. The Buyer understands that the Seller initially acquired the Patent from the University of Alabama in Huntsville (“UAH”) pursuant to a Patent Assignment Agreement, a copy of which is attached hereto as Exhibit E (the “UAH Patent Assignment”). The Buyer acknowledges that it is acquiring the Patent hereunder subject in all respects to the UAH Patent Assignment. The Buyer further understands that the Seller had sub-licensed the Patent pursuant to a Revised Amended and Restated Technology License Agreement between the Seller and Bio-Products International, Inc. (“BPI”), dated August 19, 2005, a copy of which is attached hereto as Exhibit F (the “BPI License Agreement”). Although the Seller believes that the BPI License Agreement is no longer effective, the Buyer acknowledges that the Seller is making no representations or warranties with respect to the status of such agreement, and that if such agreement is in effect, the Buyer is acquiring the Acquired Patent subject in all respects thereto. The Buyer further acknowledges that the use of the Acquired Patent is subject to a license agreement between UAH and BPI (the “Main License Agreement”). In this regard, the Buyer acknowledges that it is acquiring the Acquired Patent subject to an exclusive worldwide license and subject to any other licenses and sub-licenses that the holder of such license may have granted.

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1.5. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of TroyGould PC, 1801 Century Park East, Los Angeles, California, on the Effective Date (the “Closing Date”).
1.6. The Seller’s Deliveries at Closing. On the Closing Date, the Seller shall execute and deliver, or cause to be executed and delivered, to the Buyer, an Assignment of Patent (the “Assignment of Patent”) in the form set forth on Exhibit G hereto, the Security Agreement (duly executed by the Seller), and such other instruments of conveyance and assignment as the Buyer and its counsel shall deem reasonably necessary to vest in the Buyer the right, title and interest in and to the Acquired Patent. Notwithstanding the foregoing, the Seller shall not be obligated to deliver to the Buyer any documentation or other materials relating to the Patent (as described in Section 1.1) unless and until the Note has been repaid in full.
1.7. The Buyer’s Deliveries at Closing. On the Closing Date, the Buyer shall deliver to the Seller the Closing Payment by wire transfer of immediately available funds in accordance with the wire instructions set forth in Schedule 1 hereto, the Note, the Warrant, the Contingent Warrant and the Security Agreement (each duly executed by the Buyer).
2.	Representations and Warranties.
2.1. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows, which representations shall be true and correct as of the date of this Agreement and as of the Closing Date:
2.1.1. Organization and Authorization. (i) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby, (ii) the execution, delivery and performance of this Agreement and the Assignment of Patent has been authorized by all necessary corporate action of the Seller, (iii) each of this Agreement and the Assignment of Patent is a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally; and (iv) the CES Agreement (as defined below) is the full and complete agreement on the subject matter thereof and there have been no extensions, modifications, waivers, or amendments thereto. Notwithstanding the foregoing, the Buyer acknowledges its understanding that the Seller has granted to CES (as defined below) a series of extensions of time to conclude the consummation of the transactions contemplated by the CES Agreement. Although the Seller believes that it currently has no obligations to CES under the CES Agreement, the Seller makes no representations or warranties to the Buyer with respect thereto and the Buyer agrees to assume any risk associated therewith as provided for in Section 2.2.2 hereof.

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2.1.2. Status of Patent. To the Seller’s actual knowledge, without independent investigation or inquiry, (i) the Acquired Patent includes all of the applications owned or controlled by the Seller on the date hereof that relate to processes for cleaning and separating municipal solid waste into its component parts or any equipment designed for such purposes, (ii) there are no other US or foreign filings owned or controlled by the Seller filed prior to the date hereof which claim rights in any technology that could be used to clean and separate municipal solid waste into its component parts, and (iii) the Seller has provided the Buyer with copies of all existing agreements relating to the right to use all or part of the Acquired Patent that are in the Seller’s possession. The Buyer expressly acknowledges that it understands that the holder of the worldwide license to the Patent and other parties (i) may have foreign patent applications pending relating to technology that could be used to clean and separate municipal solid waste into its component parts, and (ii) may have granted sublicenses to third parties with respect to the Patent.
2.1.3. Indemnification. The Seller shall indemnify, defend and hold harmless the Buyer and each of its shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all Losses (as defined below) which may be incurred or suffered by any such party and which arises out of or results from any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement. “Losses” means any claim, liability, obligation, loss, damage, assessment, penalty, judgment, settlement, cost and expense, and including reasonable fees and disbursements incurred in investigating, preparing, defending against or prosecuting any claim.
2.2. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as follows:
2.2.1. Organization and Authorization. (i) The Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement, the Security Agreement, the Note, the Warrant and the Contingent Warrant (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby; (ii) the execution, delivery and performance of each Transaction Document has been authorized by all necessary corporate action of the Buyer; and (iii) each Transaction Document is a valid, binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

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2.2.2. CES Agreement. The Buyer hereby acknowledges that it is aware that the Seller is party to an agreement (the “CES Agreement”) relating to the sale of the Acquired Patent to Clean Earth Solutions, Inc. (“CES”). A copy of the CES Agreement is attached hereto as Exhibit H. The Buyer further acknowledges that it is fully aware of all of the circumstances surrounding the CES Agreement and that in entering into this Agreement, it is assuming all risks associated with any possible claims that might be made against it or the Seller by CES arising under the CES Agreement with respect to the performance thereof after the date of this Agreement.
2.2.3. Indemnification. The Buyer shall indemnify, defend and hold harmless the Seller, the Seller’s current and future affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which arises out of or results from (i) any breach of any representation, warranty, covenant or agreement of the Buyer contained in any Transaction Document, (ii) any action taken by CES or any of the License Parties (as defined below) (or any of their sub-licensees) against the Seller as a result of the Seller entering into this Agreement, and (iii) any use by the Buyer of the Acquired Patent following the Closing.
2.2.4. Capitalization; Warrants The capitalization of the Buyer is as set forth on the Capitalization Schedule attached hereto as Schedule 2. The shares of Common Stock issuable upon exercise of each of the Warrant and the Contingent Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable shares of the Buyer’s Common Stock, with no personal liability attaching to the ownership thereof, free and clear of any liens whatsoever and with no restrictions on the voting rights or transfer thereof and other incidents of record and beneficial ownership pertaining thereto.
2.3. Definitions. As used herein, the following terms shall be defined as follows:
2.3.1. “Ancillary Agreements” means the UAH Patent Assignment, the BPI License Agreement, the Main License Agreement and the CES Agreement.
2.3.2. “License Parties” means the UAH, BPI and CES, and their respective affiliates.
2.4. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.1, THE ACQUIRED PATENT IS BEING SOLD “AS-IS AND WHERE-IS” AND THE SELLER MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE BUYER WITH RESPECT TO THE ACQUIRED PATENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF VALIDITY, MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, the Seller makes no representations as to the efficacy or usefulness of the Acquired Patent and the associated licenses and sub-licenses, and the Seller assumes no responsibility for the successful or unsuccessful application of the technology contained in the Acquired Patent or in the Buyer’s ability to successfully defend the Acquired Patent, collect fees from licensees, resell the Acquired Patent, or use the Acquired Patent in any way.

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2.5. LIMITATION ON LIABILITY. THE SELLER SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF THE SELLER TO THE BUYER FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM IN CONTRACT, TORT OR OTHERWISE WITH RESPECT TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNTS ACTUALLY PAID BY THE BUYER TO THE SELLER HEREUNDER. BOTH PARTIES UNDERSTAND AND AGREE THAT THE LIMITATIONS AND EXCLUSIONS SET FORTH HEREIN REPRESENT THE PARTIES’ AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES UNDER THIS AGREEMENT.
3.	Conditions to Closing
3.1. Seller’s Closing Conditions. The Seller’s obligations to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions as of the Closing Date:
3.1.1. Representations and Warranties; Performance of Obligations. All representations and warranties of the Buyer contained in each Transaction Document shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date and all of the terms, covenants and conditions of each Transaction Document to be complied with, performed and satisfied by the Buyer at or before the Closing Date shall have been complied with, performed and satisfied in all material respects.
3.2. Buyer’s Closing Conditions. The Buyer’s obligations to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions as of the Closing Date:
3.2.1. Representations and Warranties; Performance of Obligations. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Seller at or before the Closing Date shall have been complied with, performed and satisfied in all material respects.

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4. Omitted
5. Confidentiality.
5.1. Either Party may disclose or may have disclosed (the “Disclosing Party”) to the other party (the “Receiving Party”) certain information that the Disclosing Party considers to be confidential and/or proprietary, including, but not limited to confidential and/or proprietary information relating to the Acquired Patent, the Disclosing Party’s technical processes and formulas, product designs, customer lists, product and business plans, revenues, projections, marketing and other data (collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information does not include information (i) already known by the Receiving Party without an obligation of confidentiality, (ii) publicly known or which becomes publicly known through no omission or unauthorized act of the Receiving Party, (iii) rightfully received from a third party without any obligation of confidentiality, or (iv) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.
5.2. The Receiving Party shall make use of the Confidential Information only for the purposes of this Agreement and shall protect the Disclosing Party’s Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized access, use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature.
5.3. All Confidential Information shall remain the property of the Disclosing Party, and such Confidential Information and all copies thereof (if any), shall be promptly returned to the Disclosing Party upon request or upon termination of this Agreement or, at the Disclosing Party’s sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its Confidential Information has been destroyed. The furnishing of any Confidential Information between the Parties shall not constitute the granting of any right or license to use such Confidential Information.
5.4. The Buyer acknowledges and agrees that (i) certain Confidential Information about the Seller, including this Agreement, constitutes “confidential information” within the meaning of Regulation FD promulgated by the Securities and Exchange Commission, and (ii) it is are aware that federal securities laws prohibit any person who has confidential information about a public company from purchasing or selling, directly or indirectly, securities of such public company (including entering into hedging transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities.

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6. Notices. Any notice or communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such Party below (or to such other address or fax number as such Party shall have specified in a written notice given to the other Party hereto):

If to the Seller:	World Waste Technologies, Inc.
13500 Evening Creek Drive North
Suite 440
San Diego, California 92128
Attention: Chief Executive Officer
Facsimile: (858) 486-3352

With a copy to:	TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Attention: Lawrence P. Schnapp
Fax: (310) 201-4746

If to the Buyer to:	CleanTech Biofuels, Inc.
7386 Pershing Avenue
St. Louis, Missouri 63130
Attention: Michael D. Kime
Facsimile: (314) 802-8675
7. Termination; Survival of Representations, Warranties and Covenants; Etc. This Agreement shall terminate automatically if the Closing does not occur on or before October   _____  , 2008. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement committed prior to termination. All representations and warranties contained in this Agreement shall survive for a period of two years following the Closing Date. The provisions of Sections 2.1.3, 2.2.3, 2.3, 2.4, 2.5, 5, 6 and 8 and shall survive the termination of this Agreement.
8.	Miscellaneous.
8.1. Governing Law; Jurisdiction. This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to the conflict of laws provisions thereof; and both Parties consent to the jurisdiction of the state and federal courts sitting in California.
8.2. Expenses. Except as provide for in Section 2.1.3 and 2.2.3, each Party shall be responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, and the Buyer shall be responsible for all filing and recordation fees relating to the transfer of the Acquired Patent hereunder.
8.3. Entire Agreement; Third Party Beneficiaries; Assignment; Etc. This Agreement, including all exhibits and schedules attached hereto, constitutes and contains the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties respecting the subject matter hereof, except that the terms and conditions of that certain Confidentiality Agreement between the Parties shall remain in effect. No Transaction Document is intended to confer upon any person other than the Parties thereto any rights or remedies. Neither Party may assign its rights or obligations under any Transaction Document without the prior written consent of the other Party (not to be unreasonably withheld).

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8.4. Counterparts. This Agreement may be executed in counterparts and shall be effective when each Party has executed at least one of the counterparts even though both Parties have not executed the same counterpart.
IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

SELLER: WORLD WASTE TECHNOLOGIES, INC.
By:
	Name:	John Pimentel
	Title:	President and Chief Executive Officer

BUYER: CLEANTECH BIOFUELS, INC.
By:
	Name:	Edward P. Hennessey
	Title:	President

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EXHIBIT A
FORM OF NOTE

EXHIBIT B
FORM OF SECURITY AGREEMENT

EXHIBIT C
FORM OF WARRANT

EXHIBIT D
FORM OF CONTINGENT WARRANT

EXHIBIT E
UAH PATENT ASSIGNMENT

EXHIBIT F
BPI LICENSE AGREEMENT

EXHIBIT G
FORM OF PATENT ASSIGNMENT

EXHIBIT H
CES AGREEMENT

Schedule 1
Wire Instructions

Schedule 2
Capitalization Schedule